EXHIBIT 3.A
                     THE COMMONWEALTH OF MASSACHUSETTS
                          William Francis Galvin
                       Secretary of the Commonwealth
                  Federal Identification No.  04-1992780
                  One Ashburton Place, Boston, MA  02108

                     RESTATED ARTICLES OF ORGANIZATION
                  General Laws, Chapter 156B, Section 74

     This certificate must be submitted to the Secretary of the Commonwealth within sixty days after the date of the vote of stockholders adopting the restated articles of organization. The fee for filing this certificate is prescribed by General Laws, Chapter 156B, Section 114. Make check payable to the Commonwealth of Massachusetts.

     We, David P. Gruber, President and Wallace F. Whitney, Jr., Esq., Clerk of Wyman-Gordon Company located at 244 Worcester Street, North Grafton, MA 01536 do hereby certify that the following restatement of the articles of organization of the corporation was duly adopted at a meeting held on July 19, 1995, by vote of the Board of Directors pursuant to the third sentence of Chapter 156B, Section 74.

1.   The name of which the corporation shall be known is:
                           WYMAN-GORDON COMPANY

2. The purpose for which the corporation is formed are as follows:
                    (SEE ATTACHED CONTINUATION SHEETS)

3. The total number of shares and the par value, if any, of each class of stock which the corporation is authorized to issue is as follows:

                WITHOUT PAR VALUE          WITH PAR VALUE
      CLASS          NUMBER          NUMBER
     OF STOCK       OF SHARES       OF SHARES      PAR VALUE
     Preferred      5,000,000         None           --

     Common           None          70,000,000       $1.00

4. If more than one class is authorized, a description of each of the different classes of stock with, if any, the preferences, voting powers, qualifications, special or relative rights or privileges as to each class thereof and any series now established:
                    (SEE ATTACHED CONTINUATION SHEETS)

5. The restrictions, if any, imposed by the articles of organization upon the transfer of shares of stock of any class are as follows:
                                   NONE



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6.   Other lawful provisions, if any, for the conduct and
     regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders:

                    (SEE ATTACHED CONTINUATION SHEETS)



















































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                     RESTATED ARTICLES OF ORGANIZATION
                          OF WYMAN-GORDON COMPANY

                            CONTINUATION SHEETS


ARTICLE 2

     To manufacture, buy, sell, import, export and in any way deal in drop forgings, forgings of all kinds, castings, machinery, tools, metal work of any kind and any and all things made in whole or in part from metals. To carry on a general forging business. To carry on a general manufacturing business and to do all things necessary or incidental to any of the above purposes or powers. To carry on the general business of merchants and dealers in any or all things manufactured by the company or used or acquired in connection with such manufacture. To acquire personal property of any kind and any amount, and real property, so far as the same may be necessary or desirable in connection with any of the foregoing powers, and to sell, mortgage, pledge, lease or otherwise dispose of such personal and real property. To acquire, hold, use, sell and deal in patented articles, patent rights, patents, licenses under patents, trade-marks, trade names, processes and formulae. To acquire, hold and dispose of its own stock and securities and stocks, bonds or securities of any other corporations and associations. To carry on the business heretofore conducted by The Wyman and Gordon Company, a Massachusetts corporation. To do any and all acts desirable in connection with or incidental to any of the above powers or purposes or calculated to enhance the value of the company s business or property.

ARTICLE 4

     Shares of Preferred Stock may be issued from time to time in one or more series, each such series to have such distinctive designation or title as may be fixed by the Board of Directors prior to the issuance of any shares of such series. Each such series of Preferred Stock shall have such preferences, voting powers, qualifications, restrictions, and special or relative rights or privileges, and to the fullest extent now or hereafter permitted under Massachusetts law, as shall be stated in such resolution or resolutions providing for the issuance of shares of Preferred Stock as may be adopted from time to time by the Board of Directors in accordance with the laws of the Commonwealth of Massachusetts.

ARTICLE 6

     (a) The Board of Directors may make, amend or repeal the Bylaws in whole or in part except with respect to any provision thereof which by law the Articles of Organization or the Bylaws requires action by the Stockholders.




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

     (b) No director of the Company shall have any personal liability to the Company or its Stockholders for monetary damages for breach of fiduciary duty as a director notwithstanding any provision of law imposing such liability; provided, however, that this
          Article 6(b) shall not eliminate or limit the liability of a director (i) for any breach of the director s duty of loyalty to the Company or its Stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
          (iii) under section 61 or 62 of Chapter 156B of the Massachusetts General Laws, or (iv) for any transaction from which the director derived an improper personal benefit. The preceding sentence shall not eliminate or limit the liability of a director for any act or omission occurring prior to the date upon which this
          Article 6(b) becomes effective. No amendment to or repeal of this Article 6(b) shall apply to or have any effect on the elimination pursuant hereto of liability or alleged liability of any director of the Company for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal. Nothing in this Article 6(b) shall limit any lawful right to indemnification existing independently of this Article.

     (c) No Business Combination (as hereinafter defined) shall be consummated or effected unless such Business Combination shall have been approved by the affirmative vote of the holders of not less than eighty-five percent (85%) of the total voting power of all outstanding shares of voting stock of the Company,
          voting as a single class.   Such vote shall be required
          notwithstanding the fact that no vote for such a transaction may be required by law or that approval by some lesser percentage of stockholders may be specified by law or in any agreement with any national securities exchange or otherwise; provided, however, that such eighty-five percent (85%) vote shall not be required, and the provisions of Massachusetts law relating to the vote required for the approval of stockholders, if any, shall apply to any such Business Combination if either of the following conditions is satisfied:

          1. The aggregate amount of the cash and the Fair Market Value (as hereinafter defined) of the property, securities or other consideration to be received per share of capital stock of the Company incident to the consummation of such Business Combination by a holder of such stock, other than an Interested Stockholder (as hereinafter defined) involved in such Business Combination, is not less than the highest of (a) the Highest Per Share Price or the Highest Equivalent Price (as those terms are hereinafter defined), paid by such Interested Stockholder in acquiring any of its holdings of the Company's capital stock during the

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               five-year period preceding the announcement of
               such Business Combination; (b) a price that includes the same or a greater premium over the market price of such capital stock immediately prior to the announcement of such Business Combination as the greatest premium over market price paid by such Interested Stockholder in the purchase of any shares of any class of the Company's capital stock during the five-year period preceding the announcement of such Business Combination; or (c) the Highest Per Share Price or the Highest Equivalent Price that such Interested Stockholder shall, during the five-year period preceding the announcement of such Business Combination, have offered to the stockholders of the Company for any shares of the Company's capital stock or indicated in writing that it would be prepared to offer under specified conditions; or

          2. The Continuing Directors (as hereinafter defined) shall have expressly approved such Business Combination by a two-thirds vote either in advance of or subsequent to the acquisition of outstanding shares of capital stock of the Company that caused the Interested Stockholder involved to become an Interested Stockholder. In determining whether or not to approve any such Business Combination, the Continuing Directors may give due consideration to all factors they consider relevant, including without limitation (a) the long-term and short-term effects on the profitability of the Company, (b) its social, legal, environmental and economic effects, both short-term and long-term, on the employees of the Company and its subsidiaries and on the communities and the geographic areas in which the Company and its subsidiaries operate or are located, and on any of the business and properties of the Company and its subsidiaries, and (c) the adequacy of the consideration offered in relation not only to the current market price of the Company's outstanding securities, but also to the current value of the Company in a freely negotiated transaction and the Continuing Directors' estimate of the Company's future value (including the unrealized value of its properties and assets) as an independent going concern.

     (d) Prior to the consummation of any Business combination and prior to any vote of the Company s stockholders under Section (c) of this Article 6, a proxy statement or information statement complying with the requirements of the Securities Exchange Act of 1934, as amended, shall have been mailed to all stockholders of the Company for the purpose of informing the Company's stockholders about such proposed Business Combination and, if their approval is required by Section (c) of

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
          this Article 6, for the purpose of soliciting stockholder approval of such Business Combination.
          Such proxy statement or information statement shall contain at the front thereof, in a prominent place, a statement by the Continuing Directors of their position on the advisability (or inadvisability) of the proposed Business Combination.

     (e) For the purpose of Sections (c), (d), (e) and (f) of this Article 6:

          1. The term "Business Combination" shall mean (a) any merger, consolidation or share exchange of the Company or any of its subsidiaries with or into an Interested Stockholder, in each case irrespective of which corporation or company is to be the surviving entity, (b) any sale, lease, exchange, mortgage, pledge, transfer or other disposition to or with an Interested Stockholder (in a single transaction or a series of related transactions) of all or a substantial part of the assets of the Company (including without limitation any securities of a subsidiary of the Company) or all or a substantial part of the assets of any of its subsidiaries; (c) any sale, lease, exchange, mortgage, pledge, transfer or other disposition to or with the Company, or to or with any of its subsidiaries (in a single transaction or series of related transactions) of all or a substantial part of the assets of an Interested Stockholder;
               (d) the issuance or transfer by the Company or any of its subsidiaries of any securities or the Company or any of its subsidiaries to an Interested Stockholder (other than an issuance or transfer of securities which is effected on a pro-rata basis to all stockholders of the Company); (e) any acquisition by the Company or any of its subsidiaries of any securities issued by an Interested Stockholder; (f) any recapitalization or reclassification of shares of any class of voting stock of the Company or any merger or consolidation of the Company with any of its subsidiaries which would have the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of capital stock or the Company (or any securities convertible into any class of such capital stock) owned by any Interested Stockholder; (g) any merger or consolidation of the Company with any of its subsidiaries after which the provisions of Sections (c), (d), (e) and
               (f) of this Article 6 shall not appear in the articles of organization (or the equivalent charter documents) of the surviving entity;
               (h) any plan or proposal for the liquidation or dissolution of the Company; and (i) any agreement, contract or other arrangement providing for any of the transactions described in this definition of Business Combination.
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          2.   The term  Interested Stockholder  shall mean any
               individual, corporation, partnership or other person or entity which, as of the record date for the determination of stockholders entitled to notice of and to vote on any Business Combination, or immediately prior to the consummation of any such Business Combination, is a Beneficial Owner (as defined in Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934 as in effect at the date of the adoption of the provisions contained in Sections (c), (d), (e) and (f) of this Article 6 by the stockholders of the Company) (the Exchange Act ) of shares of any class or series of capital stock of the Company which, when combined with the shares of such class or series of stock of which any Affiliates or
                Associates  (as defined in Rule 12b-2 under the
               Exchange Act) of such individual, corporation, partnership or other person or entity are Beneficial Owners, amount to ten percent (10%) or more of the outstanding shares of such class or series of stock and any Affiliate or Associate of any such Interested Stockholder. Notwithstanding the foregoing, Cooper Industries, Inc. ( Cooper ) and its Affiliates and Associates (together, the
                Cooper Group ) shall not be deemed to be an
               Interested Stockholder for so long as (A) the Cooper Group beneficially owns at least 10% or more of the outstanding shares of Common Stock continuously from and after the Closing Date (as defined in the Stock Purchase Agreement, dated as of January 10, 1994, between Cooper and the Company) and (B) the Cooper Group does not acquire beneficial ownership of any shares of Common Stock in breach of the Investment Agreement, dated as of January 10, 1994, between Cooper and the Company (other than an inadvertent breach which is remedied as promptly as practical by a transfer of the shares of Common Stock so acquired to a person or entity which is not a member of the Cooper Group).

          3. The term Continuing Director shall mean any director of the Company who was a director on February 22, 1989, and any other director whose election as a director was recommended or approved by a majority of Continuing Directors.

          4. Any action required to be taken by vote of the Continuing Directors shall be effective only if taken at a meeting at which a Continuing Director Quorum is present. A Continuing Director Quorum shall mean two-thirds of the Continuing Directors capable of exercising the powers conferred upon them under the provisions of these Articles of Organization or the Bylaws of the Company or by law.


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          5.   Whether or not any proposed sale, lease, exchange,
               mortgage, pledge, transfer or other disposition of part of the assets of any entity involves a substantial part  of the assets of such entity
               shall be conclusively determined by a two-thirds vote of the Continuing Directors; provided, however, that any such determination shall be effective only if made at a meeting at which a Continuing Director Quorum was present; and provided further that assets involved in any single transaction or series of related transac-tions having an aggregate Fair Market Value of more than fifteen percent (15%) of the total consolidated assets of an entity and its subsidiaries as at the end of such entity's last full fiscal year prior to such determination shall always be deemed to constitute a substantial part.

          6. For the purposes of Subsection 1 of Section (c) of this Article 6, the term other consideration to be received shall include, without limitation, Common Stock or other capital stock of the Company retained by stockholders of the Company other than any Interested Stockholders or parties to such Business Combination in the event of a Business Combination in which the Company is the surviving corporation.

          7. An Interested Stockholder shall be deemed to have acquired a share of the capital stock of the Company at the time when such Interested Stockholder became the Beneficial Owner thereof. With respect to shares owned by Affiliates or Associates of an Interested Stockholder or other persons whose ownership is attributed to an Interested Stockholder under the foregoing definition of Interested Stockholder, for purposes of Subsection 8 of this Section (e), such Interested Stockholder shall be deemed to have purchased such shares at the higher of (a) the price paid upon the acquisition thereof by the Affiliate, Associate or other person who owns such shares, or (b) the market price of the shares in question at the time when the Interested Stockholder became the Beneficial Owner thereof.

          8. The terms Highest Per Share Price and Highest Equivalent Price shall mean the following: If there is only one class of capital stock of the Company issued and outstanding, the Highest Per Share Price shall mean the highest price that can be determined to have been paid or offered to be paid during the preceding five years by the Interested Stockholder involved for any share or shares of that class of capital stock. If there is more than one class of capital stock of the Company issued and outstanding, the Highest

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               Equivalent Price shall mean with respect to each
               class and series of capital stock of the Company, the amount determined by two-thirds of the Continuing Directors, on whatever basis they believe to be appropriate, to be the highest per share price equivalent to the highest price that can be determined to have been paid or offered to be paid during the preceding five years by the Interested Stockholder involved or any Affiliate or Associate of such Interested Stockholder for any share or shares of any other class or series of capital stock of the Company. In determining the Highest Per Share Price and Highest Equivalent Price, all purchases by such Interested Stockholder or any such Affiliate or Associate shall be taken into account regardless of whether the shares were purchased before or after such Interested Stockholder became an Interested Stockholder. The Highest Per Share Price and the Highest Equivalent Price shall include any brokerage commissions, transfer taxes and soliciting dealers fees paid by such Interested Stockholder or any such Affiliate or Associate with respect to the shares of capital stock of the Company acquired by such Interested Stockholder or such Affiliate or Associate. In the event any Business Combination involving an Interested Stockholder shall be proposed, the Continuing Directors shall determine the Highest Equivalent Price for each class and series of the capital stock of the Company of which there are shares issued and outstanding.

          9. The term Fair Market Value shall mean (a) in the case of stock, the highest closing sale price during the thirty day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or if such stock is not listed on the New York Stock Exchange, on the principal United States securities exchange registered under the Exchange Act on which such stock is listed, or if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the thirty day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or, if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by a two-thirds vote of the Continuing Directors, and (b) in the case of property on the date in question as determined by a two-thirds vote of the Continuing Directors; provided, however, that any determination made by the Continuing Directors pursuant to this

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               Subsection 9 shall be effective only if made at a
               meeting at which a Continuing Director Quorum was present; and provided further that in the event the number of Continuing Directors in office shall be less than a Continuing Director Quorum, any determination of fair market value that would otherwise be made by a vote of the Continuing Directors shall be made by a court of competent jurisdiction.

     (f) No proposal to amend or repeal Sections (c), (d), (e) or (f) of this Article 6 may be authorized and approved except by the affirmative vote of the holders of voting stock entitling them to exercise eighty-five percent (85%) of the voting power of the Company voting together as a class, unless required to vote separately by law or by other provisions of those Articles of Organization or by the terms of the stock entitling them to vote and, if a proposal upon which holders of shares of a particular class or classes are so required to vote separately, then by the affirmative vote of the holders of shares entitling them to exercise eighty-five percent (85%) of the voting power of each such class or classes; provided, however, that the provisions of this Section (f) shall not apply to any such amendment or repeal of this Article 6 that has been favorably recommended to the stockholders by resolution of the Board of Directors adopted by a two-thirds vote of the Continuing Directors at a meeting at which a Continuing Director Quorum was present, in which case any such amendment or repeal of Sections (c), (d), (e) or (f) of this Article 6 may be authorized and approved by the affirmative vote of such number of the holders of voting stock as may be required by law.
























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     We further certify that the foregoing restated articles of organization effect no amendments to the article of organization of the corporation as heretofore amended, except amendments to
the following article:    NONE











































IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, we have hereto signed our names this 31st day of July in the year 1995:

/S/ DAVID P. GRUBER                WALLACE F. WHITNEY, JR. ESQ.
David P. Gruber                    Wallace F. Whitney, Jr. Esq
President                          Clerk





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                     THE COMMONWEALTH OF MASSACHUSETTS

                     RESTATED ARTICLES OF ORGANIZATION
                 (General Laws, Chapter 156B, Section 74)

     I hereby approve the within restated articles of organization and, the filing fee in the amount of $200.00 having been paid, said articles are deemed to have been filed with me this 31st day of July, 1995.

/S/ WILLIAM FRANCIS GALVIN
William Francis Galvin
Secretary of the Commonwealth







                      TO BE FILLED IN BY CORPORATION

Photo copy of restated articles of organization to be sent to:

     Wallace F. Whitney, Jr., Esq.
     Wyman-Gordon Company
     244 Worcester Street, Box 8001
     No. Grafton, MA  01536
     Telephone:  508-839-4441

Copy Mailed



























                                   -12-